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                                                                    Exhibit 21.1

                  New Morton International, Inc. Subsidiaries*

                                                 State or County of
           Entity                           Organization or Incorporation
           ------                           -----------------------------

Bee Chemical Company                                Illinois

Bee Chemical Industria e Comercio Ltda.             Brazil (Rio de Janeiro, R.)

CVD Incorporated                                    Delaware

The Canadian Salt Company Limited                   Canada

Canadian Brine Limited                              Province of Ontario

Navigation Sonamar, Inc.                            Province of Quebec

Ecuatoriana de Sal Y Productos Quimicos C.A.        Guayaquil, Ecuador
(50% owned)

GLC Trucking Company, Inc.                          California

Inagua Transports, Incorporated                     Liberia

MI Insurance Company Ltd.                           Bermuda

Morfecor C.A. (50% owned)                           Guayaquil, Ecuador

Morton Bahamas Limited                              Bahamas

Inagua General Store Limited                        Bahamas

Morton International Ireland Company                Ireland

Amsterdam Finance C.V.                              Netherlands

Morton ASP Finance Ltd.                             Ireland

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*     Includes inactive subsidiaries. Except as noted, all subsidiaries are wholly owned. Subsidiaries conduct business only under their corporate name.
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                                                 State or County of
           Entity                           Organization or Incorporation
           ------                           -----------------------------

Morton S.R. Finance Ltd.                            Ireland

Morton International B.V.                           Netherlands

Morton International Chemicals (Taiwan) Ltd.        Taiwan

Morton International Export Sales, Inc.             Virgin Islands of the United
                                                    States

Morton International G.m.b.H.                       Germany

ERCO Industrielack G.m.b.H.                         Germany

IRO Chemie Vervaltungsgesellschaft m.b.H.           Germany

Morton International Limited                        England

CVD Limited                                         England

Morton International Ltd. (Canada)                  Province of Ontario

Morton International, Ltd. (Japan)                  Japan

Morton International Produtos Quimicos Ltda.        Brazil

Morton International Pte. Ltd.                      Singapore

Morton International S.A.                           France

Morton S.A.                                         France

Morton International, S.A. de C.V.                  Mexico D.F.

Morton International S.p.A.                         Italy

Santa Barbara s.r.l.                                Italy

Morton International Spain S.A.                     Spain

Morton International Co., Ltd.                      Japan

Morton Service B.V. Netherlands                     Netherlands

Morton Nippon Coatings Partnership (50% owned)      Delaware

Morton-WKK, Ltd. (50% owned)                        Bermuda
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                                                 State or County of
           Entity                           Organization or Incorporation
           ------                           -----------------------------

Dongguan Kong King Morton Photoplastic Film         China
Co., Ltd.

Morton-WKK, Ltd. Hong Kong                          Hong Kong

Morton Yokohama, Inc. (50% owned)                   Delaware

MTI Aviation, Inc.                                  Delaware

110 North Wacker, Inc.                              Delaware

Nippon-Bee Chemical Co., Ltd. (50% owned)           Japan

N.V. Morton International S.A.                      Belgium

The Morton International, Inc. Foundation           Illinois

Toyo-Morton, Limited (50% owned)                    Japan

Toray Thiokol Company, Ltd. (5% owned)              Japan